UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 18, 2024

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 West Front Street, Red Bank, New Jersey 07701
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange in which registered
Common stock, $0.01 par value per share	OCFC	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 7.0% Series A Non-Cumulative, perpetual preferred stock)	OCFCP	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01    OTHER EVENTS

On September 18, 2024, OceanFirst Financial Corp. (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), issued a press release announcing that the Bank has voluntarily entered into settlement agreements (the “Agreements”) with the United States Department of Justice (the “DOJ”) and United States Department of Housing and Urban Development to resolve claims that the Bank violated the Equal Credit Opportunity Act and Fair Housing Act in Middlesex, Monmouth and Ocean counties of New Jersey (the “New Brunswick Lending Area”).

The Agreements require the Bank over a five-year period, among other things, to invest at least $14 million in a mortgage loan subsidy fund for eligible residents of designated neighborhoods in the New Brunswick Lending Area. The Bank also has agreed to invest $400,000 in community partnerships, spend $140,000 per year in targeted marketing, advertising and outreach in the New Brunswick Lending Area, and provide financial education workshops designed to expand access to home mortgage credit. There were no civil penalties related to the claims and Agreements.

These investments will be continuations of existing programs deployed by the Bank, which is outlined further in the press release, attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

FORWARD LOOKING STATEMENTS
In addition to historical information, this current report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, inflation, general economic conditions, potential recessionary conditions, levels of unemployment in the Company’s lending area, real estate market values in the Company’s lending area, potential goodwill impairment, natural disasters, potential increases to flood insurance premiums, the current or anticipated impact of military conflict, terrorism or other geopolitical events, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, the availability of low-cost funding, changes in liquidity, including the size and composition of the Company’s deposit portfolio, and the percentage of uninsured deposits in the portfolio, changes in capital management and balance sheet strategies and the ability to successfully implement such strategies, competition, demand for financial services in the Company’s market area, changes in consumer spending, borrowing and saving habits, changes in accounting principles, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks, the failure to maintain current technologies, failure to retain or attract employees, the effect of the Company’s rating under the Community Reinvestment Act, the impact of pandemics on our operations and financial results and those of our customers and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1	Press Release dated	September 18, 2024
104.0	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Dated:	September 18, 2024	/s/ Steven J. Tsimbinos
Steven J. Tsimbinos
Executive Vice President, General Counsel and Corporate Secretary